As filed with the Securities and Exchange Commission on December 18, 2008

Registration No. 333-155680

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Pier 1 Imports, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-1729843
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

100 Pier 1 Place

Fort Worth, TX  76102

(817) 252-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael A. Carter

Senior Vice President and General Counsel, Secretary

Pier 1 Imports, Inc.

100 Pier 1 Place

Fort Worth, TX  76102

(817) 252-7630

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copy to:

Bruce A. Cheatham

Bracewell & Giuliani LLP

1445 Ross Avenue, Suite 3800

Dallas, Texas  75202

(214) 758-1647

Approximate date of commencement of proposed sale to the public.  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

This registration statement also registers securities to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 18, 2008

PROSPECTUS

PIER 1 IMPORTS, INC.

Direct Stock Purchase and Dividend Reinvestment Plan
7,296,777 Shares of Common Stock

We are offering existing holders of our common stock and new investors the opportunity to participate in our Direct Stock Purchase and Dividend Reinvestment Plan. The Plan is designed to be an economical and convenient method for existing shareholders to increase their holdings of our common stock and for new investors to make an initial investment in our common stock.

Our common stock is quoted on the New York Stock Exchange under the symbol “PIR.”

Investing in our securities involves risks. Before buying our securities, you should read carefully the information set forth in our discussion of “Risk Factors” beginning on page 3 as well as the risk factors described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Participants wishing to receive additional information about the Plan or its administration may contact our Corporate Secretary at our principal executive offices, 100 Pier 1 Place, Fort Worth, Texas 76102, telephone number (817) 252-8000.

The date of this prospectus is December    2008

PIER 1 IMPORTS DIRECT STOCK PURCHASE

AND DIVIDEND REINVESTMENT PLAN

We are offering existing holders of our common stock and new investors the opportunity to participate in our Direct Stock Purchase and Dividend Reinvestment Plan. The Plan became effective on August 5, 1998, and was amended effective November 25, 2008. The Plan is designed to be an economical and convenient method for existing shareholders to increase their holdings of our common stock and for new investors to make an initial investment in our common stock by offering:

•                  A convenient and economical means to own shares of our common stock;

•                  The opportunity to reinvest dividends in our common stock; and

•                  An alternative to traditional methods of buying, holding and selling our common stock.

You do not have to be a current shareholder of Pier 1 Imports to participate in the Plan. You may purchase your initial shares of our common stock through the Plan, by making an initial investment of at least $500, but not more than $5,000, which includes an enrollment fee of $10.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” or “Pier 1 Imports” refer to Pier 1 Imports, Inc., a Delaware corporation.

ABOUT THIS PROSPECTUS

Please read this prospectus carefully. If you own our common stock now, or if you decide to buy it in the future, then please keep this prospectus with your permanent investment records, since it contains important information about the Plan.

You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus since the date thereof.

ABOUT PIER 1 IMPORTS

We are a global importer and one of North America’s largest specialty retailers of imported decorative home furnishings and gifts with over 1,100 stores in 49 states, Puerto Rico, Canada, and Mexico. We import merchandise directly from over 50 countries around the world and sell a wide variety of furniture collections, wicker, decorative accessories, bed and bath products, candles, housewares, and various seasonal assortments in its stores. Our principal executive offices are located at 100 Pier 1 Place, Fort Worth, Texas 76102, and our telephone number at such address is (817) 252-8000. We maintain a website at http://www.pier1.com.

SUMMARY OF THE PLAN

The following is a summary of our Direct Stock Purchase and Dividend Reinvestment Plan, which is qualified by reference to the complete description of the Plan appearing elsewhere in this prospectus.

•                  Enrollment: Investors who do not currently own shares of our common stock may join the Plan by making an initial investment of at least $500, but not more than $5,000, which includes an enrollment fee of $10. Existing shareholders whose common stock is registered in their name may participate by enrolling on-line or by submitting a completed Enrollment Form. If your shares of common stock are held in a brokerage account and you wish to participate in the Plan, you should instruct your broker, bank, or nominee to register all or a portion of your shares in your name.  You may then participate by enrolling on-line or by submitting a completed Enrollment Form. The $10 enrollment fee does not apply to existing shareholders who join the Plan.

•                  Reinvestment of Dividends: You may reinvest all or a portion of your cash dividends toward the purchase of additional shares of our common stock without paying trading fees. Full investment of your cash dividends is possible because, when we pay dividends, we pay dividends on both whole shares and fractional shares. In order to take advantage of the dividend reinvestment option, you must reinvest the dividends on at least 10 shares.

Since August 16, 2006, we have not paid dividends on our common stock. We do not currently anticipate paying cash dividends on our common stock.  Our dividend policy in the near term will depend upon our earnings, financial condition, capital needs, and other factors deemed relevant by our board of directors.

•                  Optional Cash Investments: After you are enrolled in the Plan, you may buy additional shares of our common stock without paying any fees. You may purchase as little as $50 or up to $5,000 monthly and either pay by check or have your payment automatically withdrawn from your bank account.

•                  Safekeeping of Certificates: You may deposit your common stock certificates with the Plan’s administrator for safekeeping in book entry form at no cost to you. At any time, you may request withdrawal of any or all of your whole shares of our common stock free of charge and, at your option, either a certificate for your shares will be sent to you or the shares will be transferred to a brokerage firm designated by you.

•                  Gifts or Transfers of Shares: You may give or transfer your shares of our common stock to others.

•                  Sell Shares Conveniently: If you choose to sell our common stock held in your Plan account or any other book entry shares, you will pay fees lower than those typically charged by stockbrokers. A transaction fee of $15.00, plus $0.12 per share, will be deducted from the proceeds.

•                  Tracking Your Investment: You will receive a statement or a notification after each transaction.  Statements provide the details of the transaction and show the share balance in your Plan account.

RISK FACTORS

Investment in our securities involves risk. Before purchasing our securities, you should carefully consider the risks described under the heading “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K.  These risk factors may be updated in our Quarterly Reports on Form 10-Q, which are also incorporated by reference into this prospectus.  See “Where You Can Find More Information” below. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the risk factors referenced above and the cautionary statements referred to in “Special Note Regarding Forward-Looking Statements” immediately below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. We may also make forward-looking statements in other reports filed with the Securities and Exchange Commission and in material delivered to our shareholders. Forward-looking statements provide current expectations of future events based on certain assumptions. These statements encompass information that does not directly relate to any historical or current fact and often may be identified with words such as “anticipates,” “believes,” “expects,” “estimates,” “intends,” “plans,” “projects” and other similar expressions. Management’s expectations and assumptions regarding planned store openings and closings, financing of our obligations from operations, success of our marketing, merchandising and store operations strategies, and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect our operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions or natural disasters, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of suitable sites for locating stores and distribution centers, the availability of a qualified labor force and management, the availability and proper functioning of technology and communications systems supporting our key business processes, the ability to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas, and the ability to source, ship and deliver items from foreign countries to our U.S. distribution centers at reasonable prices and rates and in a timely fashion. The foregoing risks and uncertainties are in addition to others discussed elsewhere in this prospectus and the documents incorporated and deemed to be incorporated by reference herein. We assume no obligation to update or otherwise revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

USE OF PROCEEDS

We do not know either the number of shares of our common stock that will be ultimately sold pursuant to the Plan or the prices at which such shares will be sold. We will receive proceeds from the purchase of shares of our common stock through the Plan only to the extent that such purchases are made directly from us and not from open market purchases by the administrator. We intend to use the net proceeds from the sale of such shares of our common stock for general corporate purposes and capital enhancement.

THE PLAN

Administrator of the Plan

We have designated The Bank of New York Mellon to administer the Plan and act as agent for Plan participants. The Bank of New York Mellon has designated its affiliates, BNY Mellon Shareowner Services and BNY Mellon Securities LLC, a registered broker-dealer, to perform certain services for the Plan. These companies will purchase and hold shares for Plan participants, keep records, send statements and perform other duties required by the Plan.

The administrator may be contacted as detailed below.

Inquiries:  The Administrator

For information about the Pier 1 Imports Direct Stock Purchase and Dividend Reinvestment Plan:

Call the Administrator:	1-888-884-8086
1-201-680-6578 [International Telephone Inquires]
1-800-231-5469 [For the hearing impaired (TDD)]
Website:	www.bnymellon.com/shareowner

Written requests and notices should be mailed as follows:

Send correspondence and all requests except Optional Cash Investments to:	Send Optional Cash Investments to:

BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
P.O. Box 358035	P.O. Box 382009
Pittsburgh, PA 15252-8035	Pittsburgh, PA 15252-8009

Enrollment

You are eligible to participate in the Plan if you meet the requirements outlined below. If you live outside the U.S., you should first determine if there are any governmental regulations that would prohibit your participation in the Plan. You may enroll on-line at the administrator’s website or contact the administrator by phone or mail to obtain an Enrollment Form.

•                  If you do not own our common stock, you may join the Plan by making an initial investment of at least $500, but not more than $5,000. To get started in the Plan, enroll on-line at the administrator’s website or return a completed Enrollment Form to the administrator along with your check payable to Pier 1 Imports/BNY Mellon.  A $10 enrollment fee will be deducted from your initial investment. The administrator will arrange for the purchase of shares for your account, but you will not receive interest on amounts held pending investment. Please allow two weeks for your account to be established, initial shares to be purchased and a statement to be mailed to you.  See “Purchase of Shares for the Plan” on page 6.

•                  If you own our common stock and the shares are registered in your name, you may join the Plan by enrolling on-line at the administrator’s website or by returning a completed Enrollment Form to the administrator.

•                  If you own shares of our common stock that are held in a brokerage, bank or other intermediary account, and you wish to participate in the Plan, you should direct your broker, bank, or nominee to register some or all of your shares of our common stock directly in your name. You may then get started in the Plan by enrolling on-line at the administrator’s website or by returning a completed Enrollment Form to the administrator.

Investment Options

Once enrolled in the Plan, you have the following choices:

•                  DIVIDEND REINVESTMENT: You may choose to reinvest all or a portion of any cash dividends paid on your shares held in the Plan toward the purchase of additional shares of our common stock. To participate in the reinvestment feature of the Plan, you must elect to reinvest the dividends on a minimum of 10 shares. If the number of shares on which dividends are reinvested falls below 10 shares, you will receive a check for the full amount of the dividend. You may change your dividend reinvestment election at any time by notifying the administrator in writing, by telephone, or on-line at the administrator’s website. For a particular dividend to be reinvested, your notification must be received prior to the record date for that dividend. (The record date is normally 14 days prior to the payment date.)  You may, of course, choose not to reinvest any of your dividends, in which case the administrator will remit any dividends to you by check or automatic deposit.

If you elect to reinvest your dividends, you must choose one of the following when completing the Dividend Reinvestment section of the Enrollment Form:

FULL DIVIDEND REINVESTMENT: Purchase additional shares by reinvesting all of your cash dividends.

PARTIAL DIVIDEND REINVESTMENT: Reinvest dividends based on the percentage of shares you specify and receive a cash dividend on all remaining shares.

DEPOSIT CASH DIVIDENDS ELECTRONICALLY: If you choose partial dividend reinvestment, you may have all of your cash dividends deposited directly into your bank account instead of receiving a check by mail — just complete the appropriate sections of the Enrollment Form or notify the administrator.  Direct Deposit Authorization Forms will be acted upon as soon as practical after they are received. You may change your designated bank account for direct deposit or discontinue this feature by notifying the administrator in writing.

If you do not indicate a preference, any dividends on the shares held in your Plan account on the dividend record date will be reinvested in additional shares of our common stock on the dividend payment date, provided the account has a minimum of 10 shares.

•                  OPTIONAL CASH INVESTMENTS: If you already own our common stock and are enrolled in the Plan, you may purchase additional shares of our common stock by using the Plan’s optional cash investment feature. Optional cash investments are subject to a minimum purchase requirement of $50 per investment and a maximum of $5,000 monthly. Interest will not be paid on amounts held pending investment.

BY CHECK: You may make optional cash investments by sending a check payable to Pier 1 Imports/BNY Mellon in U.S. dollars, drawn on a U.S. bank. Third party checks and foreign checks will not be accepted and will be returned to the sender. Do not send cash. To facilitate processing of your investment, please use the transaction stub located on the bottom of your statement. Mail your investment and transaction stub to the address specified on the statement. You may not sell or withdraw shares purchased by check for a period of 7 days from receipt of the check by the Plan. A $25 fee will be assessed for a check that is returned for insufficient funds.

BY AUTOMATIC WITHDRAWAL FROM YOUR BANK ACCOUNT: If you wish to make regular monthly purchases, you may authorize an automatic monthly withdrawal from your bank account. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your account on the 16th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Purchases will be made within one week after the withdrawal. Please allow up to four weeks for the first automatic monthly withdrawal to be initiated. You must send written, signed instructions to the administrator to change or terminate automatic withdrawal.

Purchase of Shares for the Plan

•                  PURCHASE INTERVALS: Upon receipt of the funds, the administrator will invest initial and optional cash investments in whole and fractional shares of our common stock as promptly as practical, but at least once each week. The administrator will use reinvested dividends to purchase shares as promptly as practical after the dividend payment date, normally within one week. If the number of shares to be purchased is sufficiently large, purchases may be made over several days and credited to Plan accounts at the end of the purchase period. In the unlikely event that, due to unusual market conditions, the administrator is unable to invest the funds within 35 days, the administrator will return funds to you by check.

•                  SOURCE AND PRICING OF SHARES: The administrator may buy our common stock in the public markets or in privately negotiated transactions. The administrator may also buy our common stock directly from us from our authorized but unissued shares or our treasury shares.

SHARES PURCHASED IN THE OPEN MARKET: If the shares are purchased in the open market, your price per share will be the weighted average price of all shares purchased for Plan accounts during that purchase period. Trading fees and commissions incurred by the Plan for purchases will be paid by us and will be reported to you as taxable income. All fractional shares are calculated to four decimals and are credited to your account.

SHARES PURCHASED FROM PIER 1 IMPORTS: If the shares are purchased directly from us, your price per share for initial and optional cash investments will be the average of the daily high and low sale prices quoted for New York Stock Exchange Composite Transactions on the day the shares are purchased. For quarterly reinvestment of dividends, your price per share will be the average of the daily high and low sale prices quoted for NYSE Composite Transactions for the three-day period prior to the dividend payment date. If there is no trading of our common stock on the NYSE for a substantial period of time during a pricing period, then the price per share will be determined by us on the basis of market quotations that we consider appropriate.

•                  TIMING AND CONTROL: Because the administrator will arrange for the purchase of shares on behalf of the Plan, neither we nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker making the purchases. Therefore, you will not be able to time your purchases through the Plan precisely, and will bear the market risk associated with fluctuations in the price of our common stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of our common stock could go up or down before purchase for your account is made. You will not earn interest on initial or optional cash investments which are held pending the purchase of our common stock.

Sale of Shares for the Plan

•                  SALES INTERVALS AND PRICING OF SHARES: You may sell any number of shares held in your Plan account, or any other eligible book entry shares, at any time by notifying the administrator. The administrator will arrange for sales to be made within 24 hours of receipt of the request. The sale price will be the weighted average price of all shares sold for Plan participants during that period. You will receive the proceeds of the sale less a sales transaction fee of $15, a $0.12 per share charge, and any required tax withholdings. See “Plan Service Fees” on page 9.

You may choose to sell your shares through a stockbroker of your choice, in which case prior to such sale you would need to request the administrator to transfer your shares electronically to your stockbroker or request the issuance to you of a certificate for your shares. See “Book Entry and Issuance of Certificates” on page 8.

Please note that if your total holdings fall below one share, the administrator may liquidate the fractional share based on the current market value, remit the proceeds to you, less applicable sales fees, and close your Plan account.

•                  TIMING AND CONTROL: Because the administrator will arrange to sell the shares on behalf of the Plan, neither we nor any participant in the Plan has the authority or power to control either the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to time your sales through the Plan precisely, and will bear the market risk associated with fluctuations in the price of our common stock. That is, if you send in a request to sell shares, it is possible that the market price of our common stock could go down or up before a sale of shares held in your account is made. You will not receive interest on sales proceeds held pending disbursement to you.

Safekeeping of Your Stock Certificates

If you own our common stock in certificated form, you may deposit your certificates for those shares with the administrator for safekeeping in book entry form, free of charge. This is beneficial to you because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates.  With these shares, you have the option of receiving cash dividends, reinvesting your dividends (provided that you reinvest the dividends on a minimum of 10 shares) or taking advantage of the sale of shares feature of the Plan. At any time, you may request the reissuance of a certificate for any or all of these shares or the transfer of your shares to a brokerage firm designated by you. See “Book Entry and Issuance of Certificates” on page 8.

To use the safekeeping service, send your certificates to the administrator by registered mail or traceable delivery service with written instructions to deposit them in safekeeping. If you use registered mail or traceable delivery service, upon receipt by the administrator, your certificates will be automatically covered by an administrator blanket bond up to the first $100,000 of value. DO NOT endorse the certificates or complete the assignment section.

Gifts or Transfers of Shares

You may give or transfer your common stock in the Plan to anyone you choose by:

•                  Making an initial cash investment of $500, but not more than $5,000, to establish an account in the recipient’s name; or

•                  Submitting an optional cash investment on behalf of an existing shareholder in the Plan in an amount not less than $50 per investment nor more than $5,000 in the aggregate for the recipient’s Plan account in any calendar month; or

•                  Transferring shares from your account to the recipient’s account. You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders.

The administrator will automatically place all such new accounts in full dividend reinvestment status, provided the new account has a minimum of 10 shares. New participants, at their discretion, may elect partial dividend reinvestment by notifying the administrator in writing, by telephone, or on-line at the administrator’s website.

If you participate in dividend reinvestment and you request either to transfer all of your shares or make a partial sale and transfer between the ex-dividend date and the dividend record date, the processing of your request may be delayed up to four weeks until your account is credited with the reinvested dividends.

For any transfer of shares, you must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the transfer authorization is in fact the registered owner of the Plan account appearing on the stock certificate or stock power.

If you need additional assistance, please contact the administrator. See pages 4 and 5 for contact information.

Book Entry and Issuance of Certificates

Shares of our common stock that you buy under the Plan or deposit for safekeeping will be maintained in book entry form. You may withdraw all or some of the shares by notifying the administrator in writing.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check (less applicable sales fees) for the current market value of the fractional share will be mailed to you.  You should receive your certificate within two to three weeks of mailing your request.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration, the signature on the withdrawal instructions must be guaranteed by a financial institution participating in the Medallion Guarantee program, as described above.

Closing Your Account

You may close your account at any time by notifying the administrator. Except as noted below, your account will be closed within four business days after receipt of your written instructions. When your account is closed, the administrator will send you certificates representing all of the whole shares in your account and a check for any fractional share based on the current market value net of applicable sales fees. Alternatively, you may request that the shares be transferred to a brokerage firm designated by you.

You may also close your account by directing the administrator to sell any or all of the shares in your account and send you a check for the proceeds, net of applicable sales fees. You will not receive interest on sales proceeds held pending disbursement.

To close an account on the death of a sole account holder, the representative of the estate should contact the administrator for specific instructions. See pages 4 and 5 for contact information.

If you participate in reinvestment of dividends, notice to close your account must be received by the administrator four days prior to a dividend record date to avoid reinvestment of the current dividend or a delay in receipt of your shares and/or cash. After your account is closed, dividends on any shares of our common stock you hold will be sent to you at the address you provide, or automatically deposited in your bank account in accordance with your instructions.

Plan Service Fees

Enrollment Fee for New Investors	$10.00 per account enrollment
Purchase of Shares	No Charge
Sale of Shares (Partial or Full):
Transaction Fee	$15.00 per sale transaction plus $0.12 per share
Reinvestment of Dividends	No Charge
Optional Cash Investments via Check or Automatic Investment	No Charge
Gift or Transfer of Shares	No Charge
Safekeeping of Stock Certificates	No Charge
Certificate Issuance	No Charge
Returned Checks	$25.00 per check
Duplicate Statements:
Current Year	No Charge
Prior Year(s)	$20.00 flat fee per request

The administrator will deduct the applicable fees from the initial or subsequent investments or proceeds from a sale.

Tracking Your Investments

If you participate in dividend reinvestment, the administrator will mail you a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your account including year-to-date and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

If you do not participate in dividend reinvestment, the administrator will mail you a statement or notice confirming any transactions you make.  If you continue to be enrolled in the Plan, but have no transactions, the administrator will mail you an annual statement.

You should retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

Please promptly notify the administrator of any change in address since all notices, statements and reports will be mailed to your address of record.

U.S. Federal Income Tax Considerations Relating to the Plan

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement (Form 1099-DIV) from the administrator indicating the amount of reinvested dividends reported by us to the U.S. Internal Revenue Service as dividend income attributable to you. The annual statement to the U.S. Internal Revenue Service will also reflect as income received by you any trading fees or commissions paid by us on your behalf for purchases of shares.

For shares purchased by dividend reinvestment, you will have a basis in your shares for U.S. federal income tax purposes equal to the price per share reported to you by the administrator, which will represent your reinvested dividend income and any income reported to you for trading fees or commissions paid by us on your behalf. Shares purchased as a result of the optional cash investment option under the Plan will have a U.S. federal income tax basis equal to the cash you invest plus any taxable income reported to you for trading fees or commissions paid by us on your behalf in connection with the purchases.

You will not recognize gain or loss for U.S. federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally recognize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan. The amount of any gain or loss you recognize upon the sale of shares will be determined by comparing the amount realized (selling price less commissions) to your tax basis in the shares.

As part of your Enrollment Form, the administrator will provide you with U.S. Internal Revenue Service Form W-9 for you to provide your taxpayer identification number (“TIN”) to the administrator so that reinvested dividends attributable to you will not be subject to a backup withholding tax of 28%. Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities (each a “Foreign Plan Participant”) may avoid backup withholding by either providing the administrator with their TIN or completing U.S. Internal Revenue Service Form W-8, “Certificate of Foreign Status.” If a Plan participant is subject to backup withholding, the amount of dividends credited to such Plan participant’s account for reinvestment will be reduced by the amount of the backup withholding tax.

A Foreign Plan Participant, not subject to backup withholding, will be subject to a withholding tax of 30%, unless the administrator has received from such Foreign Plan Participant documentation substantiating entitlement to either an exemption from, or a reduced rate of, withholding tax. The appropriate U.S. Internal Revenue Service forms to provide such documentation to the administrator will be included as part of the Enrollment Form of a Foreign Plan Participant. The most common form of entitlement to a reduced rate of withholding tax will be due to bilateral income treaties of the U.S. The amount of dividends credited to a Foreign Plan Participant’s account for reinvestment will be reduced by the amount of the applicable withholding tax.

The foregoing is only a brief summary of applicable federal income tax provisions and should not be relied upon as being a complete statement nor as including all of the tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisors regarding the consequences of participation in the Plan.

Miscellaneous

STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS

In the event any dividend is paid in our common stock, or if our common stock is distributed in connection with any stock split, recapitalization or similar transaction, each account will be adjusted to reflect the receipt of any common stock so paid or distributed.

VOTING OF PROXIES

We will mail you proxy materials, including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. The proxy will be voted as indicated by you. If you do not return the proxy card (unless you have otherwise voted by telephone or on the Internet) or if you return it unsigned, none of your shares will be voted.

OUR AND THE ADMINISTRATOR’S RESPONSIBILITY

Neither we nor the administrator will be liable for any act it does in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability:

•                  for failure to terminate your account upon your death or adjudicated incompetence prior to receiving written notice of such death or adjudicated incompetence; or

•                  relating to purchase or sale prices reflected in your Plan account or the dates of purchases or sales of our common stock in your Plan account; or

•                  resulting from any fluctuation in the market value after purchase or sale of shares.

Neither we nor the administrator can assure you a profit or protect you against a loss on any common stock you purchase under the Plan.

PLAN MODIFICATION OR TERMINATION

We reserve the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. We and the administrator also reserve the right to change any administrative procedures of the Plan.

CHANGE OF ELIGIBILITY; TERMINATION

We reserve the right to deny, suspend or terminate participation by any Plan participant who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the administrator will notify that Plan participant in writing and will continue to hold all of that Plan participant’s shares, but will no longer accept optional cash investments or reinvest dividends. The administrator will issue a certificate to any such Plan participant upon request.

FOREIGN PARTICIPATION

If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. We reserve the right to terminate participation of any Plan participant if we deem it advisable under any foreign laws or regulations.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of these materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can also find our SEC filings at the SEC’s website at www.sec.gov and on our website at www.pier1.com (click on “Investor Relations” and then “SEC Filings”). Information contained on our website is not part of this prospectus.

The following documents we filed with the SEC pursuant to the Exchange Act are incorporated by reference into this prospectus:

•                  Annual Report on Form 10-K for the fiscal year ended March 1, 2008, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our Annual Meeting of Shareholders held on June 20, 2008;

•                  Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 2008, and August 30, 2008;

•                  Current Reports on Form 8-K filed with the SEC on March 27, 2008, March 31, 2008, April 17, 2008, April 24, 2008, May 9, 2008, June 9, 2008, June 9, 2008, June 17, 2008, June 24, 2008, June 26, 2008, July 30, 2008, October 1, 2008, October 9, 2008, and December 18, 2008; and

•                  The description of our common stock contained in our Registration Statement on Form 8-B, filed September 17, 1986.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon request we will provide you, without charge, a copy of any or all of the documents incorporated by reference in this document (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to Pier 1 Imports Investor Relations, 100 Pier 1 Place, Fort Worth, Texas 76102 (Telephone: 1-888-80PIER1).

PLAN OF DISTRIBUTION

Except to the extent the administrator purchases our common stock in open market transactions, any common stock acquired under the Plan will be sold directly by us through the Plan. We may sell our common stock to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Such shares may be resold in market transactions (including coverage of short positions) on any national security exchange on which shares of common stock trade or in privately negotiated transactions. Our common stock is currently listed on the NYSE. The difference between the price such owners pay to us for shares of our common stock acquired under the Plan and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by such owners in connection with such transactions.

Subject to the availability of shares of our common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends.

We will pay any and all trading fees and related expenses incurred in connection with purchases of our common stock under the Plan. Upon withdrawal by a participant from the Plan by the sale of our common stock held under the Plan, the participant will receive the proceeds of such sale less applicable sales transaction fees paid to the administrator (if such resale is made by the administrator at the request of a participant), any related trading fees and any applicable transfer taxes.

Our common stock may not be available under the Plan in all jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bracewell & Giuliani LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Pier 1 Imports, Inc. appearing in Pier 1 Imports, Inc.’s Annual Report on Form 10-K for the fiscal year ended March 1, 2008, and the effectiveness of Pier 1 Imports Inc.’s internal control over financial reporting as of March 1, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                                                    Other Expenses of Issuance and Distribution

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

Securities and Exchange Commission registration fee	$—
Legal fees and expenses	5,200
Accounting fees and expenses	13,000
Printing and related expenses	1,500
Miscellaneous	—
TOTAL	$19,700

Item 15.                                                    Indemnification of Officers and Directors

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth.  Article Seventh of the Pier 1 Certificate of Incorporation contains a provision eliminating or limiting director liability to Pier 1 and its stockholders for monetary damages arising from acts or omissions in the director’s capacity as a director.  The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director’s duty of loyalty to Pier 1 or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.  This provision offers persons who serve on the board of directors of Pier 1 protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above).  As a result of this provision, the ability of Pier 1 or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited.  However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.

Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth.  Article Seventh of the Pier 1 Certificate of Incorporation provides for mandatory indemnification rights, subject to limited exceptions, to any person, who, by reason of the fact that he or she is a director or officer of Pier 1, or at the request of Pier 1 was serving as a director, officer, employee, or agent of another entity, is involved in a legal proceeding of any nature.  Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

Pier 1 has entered into agreements with all of its directors and its executive officers pursuant to which it has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services as a director or executive officer to the fullest extent allowable under applicable law.

Item 16.                                                    Exhibits

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement.  Such Exhibit Index is incorporated herein by reference.

Item 17.                                                    Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 18, 2008.

PIER 1 IMPORTS, INC.

By:	/s/ Michael A. Carter
Michael A. Carter
Senior Vice President and General Counsel,
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

	President and Chief Executive Officer	December 18, 2008
/s/ Alexander W. Smith*	and Director
Alexander W. Smith

	Executive Vice President – Chief	December 18, 2008
/s/ Charles H. Turner*	Financial Officer
Charles H. Turner

	Principal Accounting Officer	December 18, 2008
/s/ Laura A. Schack*
Laura A. Schack

	Director	December 18, 2008
/s/ John H. Burgoyne*
John. H. Burgoyne

	Signature	Title	Date

		Director	December 18, 2008
/s/ Michael R. Ferrari*
Dr. Michael R. Ferrari

		Director	December 18, 2008
/s/ Robert B. Holland, III*
Robert B. Holland, III

		Director	December 18, 2008
/s/ Karen W. Katz*
Karen. W. Katz

		Director	December 18, 2008
/s/ Terry E. London*
Terry E. London

		Director	December 18, 2008
/s/ Cece Smith*
Cece Smith

		Director	December 18, 2008
/s/ Tom M. Thomas*
Tom M. Thomas

By:	/s/ Michael A. Carter
Michael A. Carter
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Bracewell & Giuliani LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Bracewell & Giuliani LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (set forth on the signature page hereof)

*Previously filed